As filed with the Securities and Exchange Commission on July 7, 1999
                                            Registration No. 333-________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              _______________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933

                              _______________
                    L-3 Communications Holdings, Inc.

          (Exact name of registrant as specified in its charter)
                              _______________

          Delaware                                               13-3937434
(State or other jurisdiction                                  (I.R.S. Employer
             of                                              Identification No.)
      incorporation or
        organization)
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1111
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                 _______________
                             Christopher C. Cambria
                       L-3 Communications Holdings, Inc.
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1111
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                 _______________
                                   Copies to:

                            Vincent Pagano, Jr., Esq.
                           Simpson Thacher & Bartlett
                               425 Lexington Avenue
                          New York, New York 10017-3909

         Approximate date of commencement of proposed  sale to the public:
From time to time after the effective date of this registrationstatement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering./ /_______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ / ___________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ / _______________

                                                 CALCULATION OF REGISTRATION FEE
                                                        Proposed Maximum               Proposed Maximum         Amount of
        Title of Shares             Amount to       Aggregate Offering Price               Aggregate           Registration
        To Be Registered          Be Registered           Per Unit<F1>                Offering Price<F1>           Fee
        ----------------          -------------     ------------------------          ------------------      --------------

          Common Stock               150,955                 $48.03                       $7,250,369              $2,016

<F1>     Estimated solely  for the purpose of  calculating the registration fee pursuant to Rule  457(c) under the Securities Act of 1933, as amended.  The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common
         Stock on the New York Stock Exchange on July 2, 1999.
                              _______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that
this  Registration   Statement  shall  thereafter   become  effective  in
accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                Subject to Completion, dated July __, 1999

PROSPECTUS
                    L-3 Communications Holdings, Inc.

                      150,955 Shares of Common Stock

                              -------------------

         All of the Common Stock offered hereby may be sold from time to time by and for the account of the selling stockholders named in this prospectus.

         The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." We will receive none of the proceeds from such sales. We will pay all expenses, except for the underwriting and brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus.

         The selling stockholders and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. As a result, any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. Upon being notified by the selling stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, disclosing among other things the names of such brokers and dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

         The Common Stock of the Company is listed on the New York Stock Exchange (Symbol: LLL). On July 6, 1999, the closing price of the shares was $48 7/16 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense
                              _______________

The date of this Prospectus is July __, 1999.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer,
solicitation  or  sale  would  be   unlawful  prior  to  registration  or
qualification under the securities laws of any such State.

                          AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the SEC at the Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our Common Stock is listed. In addition, the SEC maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

         As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement on Form S-3, as amended, of which this prospectus is a part. For further information with respect to the Company and the Common Stock, reference is made to the registration statement and the exhibits thereto.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We hereby incorporate by reference in this prospectus the following documents previously filed with the Commission pursuant to the Securities Exchange Act of 1934:

         -       Annual report on Form 10-K for the fiscal year ended
                 December 31, 1998;

         - Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1999;

         - Current reports on Form 8-K filed March 3, 1999 and May 3, 1999, and current report on Form 8-K/A filed May 12,1999; and

         - Registration Statement on Form 8-A filed on May 18, 1998 with respect to the registration of the Common Stock.

         Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         We will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to L-3 Communications Holdings, Inc., Attn:
Secretary, 600 Third Avenue, New York, New York 10016, telephone (212) 697-1111.

                               THE COMPANY


         L-3 Communications is a leading merchant supplier of sophisticated secure communication systems and specialized communications products. We produce secure, high data rate communications systems, microwave components, avionics and ocean systems and telemetry, instrumentation and space products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground- and sea-based communications systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S.
Department of Defense, certain U.S. government intelligence agencies, major aerospace and defense contractors, foreign governments and commercial customers.

         Our principal executive offices are located at 600 Third Avenue, New York, New York 10016, and the Company's telephone number is (212) 697-1111.

                             USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders.

                           SELLING STOCKHOLDERS

         The selling stockholders listed below received shares as additional consideration in connection with the Company's acquisition of ILEX Systems, Inc. ("ILEX") representing consideration which was contingent upon the performance of ILEX for the year ended December 31, 1998. The selling shareholders may receive additional consideration in cash or Common Stock, which is contingent on the performance of ILEX for each of the years ending December 31, 1999 and December 31, 2000. The maximum additional Common Stock which may be payable to the selling stockholders for that additional contingent consideration is 360,000 shares.

         The following table states the number of shares of our outstanding Common Stock that the selling stockholders own resulting from payments made in our common stock in connection with our acquisition of ILEX, the number of such shares that may be sold for the account of the selling stockholders, and the number of shares that will be owned by the selling stockholders assuming the sale of all the shares offered hereby.

                                                                                  Number of
                                                                                  Shares of       Number of Shares
                                                   Number of Shares of      Common Stock to        of Common Stock
         Selling Stockholder                    Common Stock Owned<F2>              be Sold       Owned After Sale
         -------------------               ---------------------------      ---------------       ----------------
Joseph Lopez                                                    63,806               61,206                  2,600
Don Potter                                                      22,439               21,739                    700
Erwin Frech                                                     17,051               16,351                    700
Roger DiFate                                                     6,873                6,173                    700
Jerry Doerr                                                      6,147                5,847                    300
Ralph Vitagliano                                                 7,243                5,223                  2,020
John Munch                                                       5,683                5,683                      0
Richard Godfrey                                                  3,517                2,817                    700
Rudy Wagner                                                      2,596                2,596                      0
Donald Harbaugh                                                  2,949                2,249                    700
Robert Robinson                                                  2,727                1,851                    876
Jack Harris                                                      2,106                2,106                      0
John Medea                                                       3,782                1,082                  2,700
Scott Feldmann                                                   2,985                1,405                  1,580
Paul or Daisey Persons                                           1,349                1,349                      0
Howard Pines                                                     1,126                1,126                      0
Richard Karasik                                                  1,068                1,068                      0
Stephanie Lopez                                                  1,046                1,046                      0
Gregory Lopez                                                    1,046                1,046                      0
Jeffrey Lopez                                                    1,046                1,046                      0
June Curtis                                                        899                  899                      0
Robert Sass                                                        891                  891                      0
Peter Glick                                                        861                  861                      0
Richard Roth                                                       738                  738                      0
Scott Sargis                                                     1,226                  506                    720
Abbas Eliassieh                                                  1,211                  511                    700
Thomas Deet                                                      1,579                  339                  1,240
Rivas Family Trust <F1>                                            675                  675                      0
Robert Marchand                                                  1,523                  283                  1,240
Joseph Leadley                                                   1,187                  247                    940
Debra Iaconi                                                       770                  394                    376
Robert Banks                                                       670                  394                    276
Robert Potter                                                      427                  427                      0
Sydney Potter                                                      427                  427                      0
Jeffrey Ransdell                                                   829                  129                    700
Edward Kimball                                                     412                  112                    300
Richard Peduto                                                     212                  112                    100
                                                        --------------       --------------        ---------------
Total Common Stock                                             171,123              150,955                 20,168
                                                        ==============       ==============        ===============
<F1> R.F. Rivas and M.A. Rivas trustees FBO Rivas Family Trust
<F2> Includes shares and  Common Stock known  by the Company  to be owned  by the selling  stockholder as of  June 30, 1999  and shares  the selling stockholders will be  entitled to purchase within 60 days after the date  hereof pursuant to outstanding option quotes.

                           PLAN OF DISTRIBUTION

         We have been advised that the distribution of the Common Stock by the selling stockholders may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the New York Stock Exchange or such other national security exchanges on which our Common Stock are listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges, (ii) in the over-the-counter market, or
(iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or in a combination of any such transactions.
Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling the Common Stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent (which discounts or commissions from the selling stockholders or such purchasers will not exceed those customary in the type of transactions involved).

         Any broker-dealers that participate with the selling stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resaleof the Common Stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

         Upon being notified by the selling stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the Common Stock through a secondary distribution, or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

                 -        The names of such broker-dealers;

                 -        The number of shares involved;

                 -        The price at which such shares are being sold;

                 - The commission paid or the discounts or concessions llowed to such broker-dealer;

                 - Where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or ncorporated by reference in this rospectus, as supplemented; and

                 -        Other facts material to the transaction.

                              LEGAL MATTERS

         Certain legal matters in connection with the Common Stock covered by this prospectus are being passed upon by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                 EXPERTS

         The (i) consolidated balance sheets of the Company as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1998 and the nine months ended December 31, 1997, (ii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the three months ended March 31, 1997 and (iii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the year ended December 31, 1996 have been incorporated by reference in this registration statement on Form S-3 (of which this prospectus is a part) from the Company's annual report on Form 10-K for the year ended, December 31, 1998, in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of such firm as experts in accounting and auditing. The report on the combined financial statements of the Predecessor Company for the year ended December 31, 1996 indicates that PricewaterhouseCoopers LLP's opinion, insofar as it relates to the financial statements of the Lockheed Martin Communications Systems Division included in such combined financial statements, is based solely on the reports of other auditors.

         The consolidated financial statements of Aydin Corporation as of December 31, 1998 and for the year then ended have been incorporated by reference in this prospectus and the registration statement in reliance on the report of Grant Thorton LLP, independent certified public accountants upon the authority of such firm as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited the combined statements of operations, changes in invested equity and shareholders' equity, and cash flows of Lockheed Martin Communications Systems Division for the year ended December 31, 1996 (not separately presented herein), as set forth in their report. We have incorporated by reference the annual report on Form 10-K that include the combined financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses payable by the Company in connection with the offering described in this Registration Statement are as follows:

Registration Fee                                   $ 2,016.00
Legal fees and expenses                             15.000.00
                                                   ----------
Accounting fees and expenses                        20,000.00
Printing and duplicating expenses                           -
Miscellaneous expenses                               5,000.00
                                                   ----------
   Total                                           $42,016.00


Item 15. Indemnification of Directors and Officers.

         The Company's certificate of incorporation provides that to the fullest extent permitted by the Delaware General Corporation law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware General Corporation Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the forgoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
           4.1 Amended and Restated Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-46975)
           4.2 By-Laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-46975)
           4.3 Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 to Registration Statement on Form S-1, File No. 333-46975)
           5.1 Opinion of Simpson Thacher & Bartlett as to the validity of issuance of Common Stock
          23.1 Consent of PricewaterhouseCoopers LLP, independent auditors
          23.2   Consent of Ernst & Young LLP, independent auditors
          23.3   Consent of Grant Thornton LLP, independent auditors
          23.4   Consent of Simpson Thacher & Bartlett (included in
                 Exhibit 5.1)
          24 Powers of Attorney (included on pages II-3 and II-4 hereof)

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected on the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 7.

                              L-3 Communications Holdings, Inc.

                              By:   /s/Christopher C. Cambria
                                    ----------------------------------
                                       Christopher C. Cambria
                                       Vice President-General Counsel
                                         and Secretary


                    SIGNATURES AND POWERS OF ATTORNEY

         Each person whose signature appears below authorizes Christopher
C. Cambria, Michael T. Strianese, Frank C. Lanza, Robert V. LaPenta, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 relating to the Common Stock and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462
(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                          Title                   Date

   /s/Frank C. Lanza            Chairman, Chief Executive      July 7, 1999
----------------------------    Officer and Director
      (Frank C. Lanza)          (Principal Executive Officer)

   /s/Robert V. LaPenta         President, Chief Financial     July 7, 1999
----------------------------    Officer (Principal Financial
      (Robert V. LaPenta)       Officer) and Director

   /s/Michael T. Strianese      Vice President---Finance and   July 7, 1999
----------------------------    Controller (Principal
    (Michael T. Strianese)      Accounting Officer)

     /s/David J. Brand          Director                       July 7, 1999
----------------------------
      (David J. Brand)

   /s/Thomas A. Corcoran        Director                       July 7, 1999
----------------------------
      (Thomas A. Corcoran)

   /s/Alberto M. Finali         Director                       July 7, 1999
----------------------------
      (Alberto M. Finali)

   /s/Eliot M. Fried            Director                       July 7, 1999
----------------------------
      (Eliot M. Fried)

   /s/Robert B. Millard         Director                       July 7, 1999
----------------------------
      (Robert B. Millard)

   /s/John E. Montague          Director                       July 7, 1999
----------------------------
      (John E. Montague)

   /s/John M. Shalikashvili     Director                       July 7, 1999
----------------------------
    (John M. Shalikashvili)

   /s/Alan H. Washkowitz        Director                       July 7, 1999
----------------------------
     (Alan H. Washkowitz)

                            INDEX TO EXHIBITS


Exhibit
Number                          Description of Exhibits
-------                         ------------------------

    4.1      Amended and Restated Certificate of Incorporation of L-3
             Communications Holdings, Inc. (incorporated by reference to
             Exhibit 3.1 to Registration Statement on Form S-1, File
             No. 333-46975)
    4.2      By-Laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement on
             Form S-1, File No. 333-46975)
    4.3      Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 to Registration Statement on Form S-1,
             File No. 333-46975)
    5.1      Opinion of Simpson Thacher & Bartlett as to the validity of issuance of the Common Stock.
   23.1      Consent of PricewaterhouseCoopers LLP, independent auditors
   23.2      Consent of Ernst & Young LLP, independent auditors
   23.3      Consent of Grant Thornton LLP, independent auditors
   23.4      Consent of Simpson Thacher & Bartlett (included in
             Exhibit 5.1)
   24        Powers of Attorney (included on pages II-3 and II-4 hereof).

                                                              EXHIBIT 5.1



                        SIMPSON THACHER & BARTLETT
                           425 LEXINGTON AVENUE
                        NEW YORK, NEW YORK  10017



                                                            July 6, 1999


L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016


Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Holdings, Inc., a

Delaware corporation (the "Company"), in connection with the Registration

Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the

Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of 150,955 shares of Common Stock, par value $.01 per share (the "Shares"), to be issued by the Company in connection with the agreement pursuant to which the Company acquired Ilex Systems (the

"Agreement").

         We have examined the Registration Statement and a form of the share certificate. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares to be issued by the Company pursuant to the Agreement  have been duly authorized and, upon their issuance and delivery, will be validly issued,

fully paid and nonassessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

Delaware General Corporation Law.

         We hereby consent to the filing of this opinion letter as

Exhibit 5 to the Registration Statement.

                                  Very truly yours,



                                  /s/ Simpson Thacher & Bartlett
                                 ------------------------------
                                  SIMPSON THACHER & BARTLETT

                                                             EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this

registration statement on Form S-3 of L-3 Communications Holdings, Inc.

and subsidiaries of our report dated February 19, 1999 on our audits of (i) the consolidated balance sheets of L-3 Communications Holdings,

Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders'

equity and cash flows for the year ended December 31, 1998 and the nine months ended December 31, 1997, (ii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor

Company for the three months ended March 31, 1997 and (iii) the combined statements of operations, changes in invested equity and cash flows of the Predecessor Company for the year ended December 31, 1996, which report is incorporated by reference in this registration statement.  As indicated in our report, our opinion insofar as it relates to the financial statements of Communications Systems Division included in the combined financial statement of the Predecessor Company for the year ended December 31, 1996 is based solely on the report of other auditors.

We also consent to the reference to our Firm under the caption "Experts".


                                           /s/ PricewaterhouseCoopers LLP

New York, New York
June 30, 1999

                                                             EXHIBIT 23.2


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption

"Experts" in the Registration Statement on Form S-3 and related

Prospectus of L-3 Communications Holdings, Inc. for the registration of

150,955 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 1997, with respect to the combined statements of operations, changes in invested equity and shareholders'

equity, and cash flows of Lockheed Martin Communications Systems Division for the year ended December 31, 1996 (not presented separately herein)

included in its Annual Report (Form 10-K) for the year ended December 31,

1998, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Washington, D.C.
June 30, 1999

                                                             EXHIBIT 23.3


                     CONSENT OF INDEPENDENT AUDITORS


         We have issued our report dated February 19, 1999, on the financial statements of Aydin Corporation and Subsidiaries as of December 31, 1998 and

for the year then ended included in the L-3 Communications Holdings, Inc.

Form 8-K/A filed on May 12, 1999, which is incorporated by reference in this registration statement and prospectus.  We consent to the incorporation by reference in the registration statement of the aforementioned report,

and to the use of our name as it appears under the caption "Experts."


                                           /s/ Grant Thorton LLP

Philadelphia, Pennsylvania
July 6, 1999